UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 6, 2005

APPLIED IMAGING CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-21371	77-0120490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Baytech Drive

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 719-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Election of Director.

On December 6, 2005, the Board of Directors of Applied Imaging Corp. (“Applied Imaging”), elected Robin Stracey as a member of the Board to fill an existing vacancy. A copy of the press release announcing the appointment of Robin Stracey to the Board of Directors is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Robin Stracey joined Applied Imaging in November 2003 as President and Chief Operating Officer. Mr. Stracey was promoted as Chief Executive Officer in January 2005. Prior to joining Applied Imaging, Mr. Stracey was the Vice President and General Manager of a Chromatography and Mass Spectrometry business unit of Thermo Electron Corporation, where he was responsible for all aspects of a business unit providing sophisticated capital equipment and consumables to drug discovery, clinical and life sciences customers worldwide. Mr. Stracey was also previously a Corporate Vice President of Dade Behring Inc, and the General Manager of its wholly-owned subsidiary, Syva Company, a leading supplier of specialized diagnostic reagents. Mr. Stracey has over 20 years of diagnostic and life sciences experience, and an extensive international operating background. Mr. Stracey has a BSc degree with honors in life sciences from the University of Nottingham in the United Kingdom. He is a graduate of the Executive Program at the Stanford University Graduate School of Business.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 12, 2005

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED IMAGING CORP.

By:	/s/ Terry Griffin
Terry Griffin Chief Financial Officer

Date: December 12, 2005

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 12, 2005